EXHIBIT 10.3

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                                GUARANTY OF LEASE

         WHEREAS, Principal Life Insurance Company, an Iowa Corporation c/o Principal Capital Management, LLC a Delaware Limited Liablity Company, hereinafter "Lessor", and Atlantis Plastics Films, Inc., A Delaware Corporation , hereinafter "Lessee", are about to execute a document entitled "Lease" dated March 08, 2000 concerning the premises commonly known as 13170 Marlay Avenue, Fontana, California wherein Lessor will lease the premises to Lessee, and

         WHEREAS, Atlantis Plastics, Inc. a Florida Corporation hereinafter "Guarantors" have a financial interest in Lessee, and

         WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guarantee of Lease.

         NOW THEREFORE, in consideration of the execution of the foregoing Lease by Lessor and as a material inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of all rents and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

         It is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said Lease as so modified.

         This Guaranty shall not be released, modified or affected by the failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

         No notice of default need be given to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee under the terms of the Lease or at law or in equity.

         Lessor shall have the right to proceed against Guarantors hereunder following any breach or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

         Guarantors hereby waive (a) notice of acceptance of this Guaranty. (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation.

         Guarantors do hereby subrogate all existing or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

         If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

         The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same.

         The term "Lessor" refers to and means the Lessor named in the Lease and also Lessor's successors and assigns. So long as Lessor's interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Lessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

         The term "Lessee" refers to and means the Lessee named in the Lease and also Lessee's successors and assigns.

If an any time Guarantor notifies that it no longer owns and controls Tenant, then the Guaranty shall be deemed modified to provide that Landlord shall contemporaneously furnish a copy to Guarantor of all notices and demands provided by Landlord to Tenant under the Lease. Upon termination of the Lease following a default by Tenant, Guarantor shall be entitled to a new direct lease for the remaining term upon all of the terms of the terminated Lease, provided Guarantor cures all of the Tenant's monetary defaults, At such time as Guarantor no longer owns and controls Tenant, Guarantor shall not be liable to the extent that the Lease is thereafter modified if the modification increases the rent, extends the term or otherwise increases the liabilities of Tenant, unless Guarantor has approved such amendment in writing.

         In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

         By its execution hereof, Guarantor, and the individuals or entities signing on behalf of Guarantor, represents and warrants that it and they are duly authorized and empowered to execute this Guaranty, and by doing so, Guarantor is bound thereby.

         If this Form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the American Industrial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

                                   Page 1 of 2

(C)1996 - American Industrial Real Estate  Association          FORM GR-1-12/96E

                                     REVISED

Executed at ___________________ Atlantis Plastics, Inc. a Florida Corporation On ___________________________ ____________________________________________
Address ________________________    ____________________________________________
                                                   "GUARANTORS"

                                   Page 1 of 2

(C)1996 - American Industrial Real Estate  Association          FORM GR-1-12/96E

                                     REVISED